UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2017

Sierra Income Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
280 Park Ave, 6th Floor East
New York, NY 10017
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On June 30, 2017, the Board of Directors (the “Board”) of Sierra Income Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Distribution Reinvestment Plan (the “DRIP”). Pursuant to the terms of the Second Amended and Restated Distribution Reinvestment Plan (the “Second Amended and Restated DRIP”), the number of newly-issued shares of the Company’s common stock to be issued to a participating stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by a price equal to 94.5%, rather than 90%, of the Company’s then current offering price.

The Company entered into the Second Amended and Restated DRIP as a result of the Company’s recently revised fee structure, which went into effect on June 16, 2017. Under the Company’s new fee structure the upfront selling commission was reduced from 7.00% of gross proceeds to up to 3.00% of gross proceeds and the dealer manager fee was reduced from 2.75% of gross proceeds to up to 2.50% of gross proceeds. Further, in connection with the sale of the Company’s common stock by participating broker-dealers, the Company’s dealer manager will reallow and pay participating broker-dealers up to: (a) 3.00% of the gross proceeds from their allocated sales of the Company’s common stock; and (b) 2.50% of the gross proceeds from dealer manager fees in connection with sales of the Company’s common stock. In addition, SIC Advisors LLC, the Company’s investment adviser, will pay the dealer manager, without reimbursement from the Company, an ongoing distribution and stockholder servicing fee that accrues daily in an amount equal to 1/365th of up to 1.0% of the net asset value per share of common stock as of the end of each quarterly period following the date of purchase on a continuous basis from year to year for certain services.

Pursuant to its terms, the Second Amended and Restated DRIP will become effective on July 30, 2017, which is 30 days after written notice was provided to the Company’s shareholders that are currently participants in the DRIP.

A copy of the Second Amended and Restated DRIP is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description

99.1	Second Amended and Restated Distribution Reinvestment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017	SIERRA INCOME CORPORATION

	By:	/s/ Christopher M. Mathieu
Christopher M. Mathieu Chief Financial Officer